UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2013

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 7, 2013, AAR CORP. (the “Company”) announced that John Fortson will join the Company on July 1, 2013 as Vice President, Finance, and will become Vice President, Chief Financial Officer and Treasurer, effective July 19, 2013, or as soon as possible following the Company’s filing of its annual report on Form 10-K for the fiscal year ending May 31, 2013.  Michael J. Sharp will continue to serve as acting Chief Financial Officer of the Company until Mr. Fortson assumes his responsibilities as Vice President, Chief Financial Officer and Treasurer, at which time Mr. Sharp will continue to serve as Vice President, Controller and Chief Accounting Officer of the Company.

Mr. Fortson, 45, joins the Company from Bank of America Merrill Lynch where he has been a Managing Director of Investment Banking.  Based in Chicago, Mr. Fortson was a relationship manager covering industrial companies throughout the United States and worked closely with colleagues in Europe and Asia to coordinate coverage of capital equipment and heavy machinery companies globally.  At Bank of America Merrill Lynch, Mr. Fortson was responsible for both strategic and financing advisory services for his clients and has experience in mergers and acquisitions, capital structure optimization, as well as equity, equity-linked and debt capital-raising.  Mr. Fortson joined Merrill Lynch in 1998 and was promoted to Managing Director in 2007.  He has worked in Merrill Lynch’s New York, London and Chicago offices.  As a member of the London-based corporate finance team, Mr. Fortson worked on transactions in Italy, the United Kingdom, Switzerland, France, South Africa and Israel.  Before joining the London team, Mr. Fortson was a member of the Financial Sponsors coverage team in New York.

While at Bank of America Merrill Lynch, Mr. Fortson represented the Company in numerous capital financings, including the Company’s $150 million offering of 7-1/4% senior notes in April 2013 in which Bank of America Merrill Lynch served as joint book-running manager and representative of the initial purchasers.

Mr. Fortson is a graduate of the United States Military Academy at West Point, NY and received an MBA from Duke University’s Fuqua School of Business in Durham, NC.  Before becoming an investment banker, Mr. Fortson spent seven years as an infantry officer in the United States Army.  His last assignment was as a parachute rifle company commander in the 82d Airborne Division based at Fort Bragg, NC.

Effective July 1, 2013, Mr. Fortson’s compensation will include:

•                  Annual base salary of $400,000;

•                  Annual cash bonus opportunity of 90% of base salary if targets are met, with a maximum cash bonus opportunity of 200% of base salary;

•                  Eligibility for annual equity awards (which may include stock options, performance-based restricted stock and/or time-based restricted stock), with a value in fiscal 2014 of $700,000; and

•                  Other benefits provided to executive officers of the Company as described in the Company’s proxy statement filed with the Securities and Exchange Commission on September 1, 2012.

The Company will enter into a severance and change in control agreement with Mr. Fortson in the form entered into with certain other executive officers of the Company (see Exhibit 10.1 to the Company’s current report on Form 8-K dated July 11, 2008 and Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the quarter ended February 29, 2009) and an indemnification agreement in the form entered into with directors and officers of the Company (see Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended August 31, 2008).

A copy of the Company’s press release announcing Mr. Fortson’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Press release issued by AAR CORP. on May 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2013

AAR CORP.

	By:	/s/ Robert J. Regan
Robert J. Regan
Vice President, General Counsel and Secretary